UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): December 15, 1997



                         PEOPLES TELEPHONE COMPANY, INC.
             (Exact name of registrant as specified in its charter)



           New York                       1-12443               13-2626435
  (State or other jurisdiction     (Commission File Number)  (I.R.S. Employer
 of incorporation or organization)                          Identification No.)


2300 N.W. 89th Place, Miami, Florida                               33172
(Address of principal executive offices)                         (Zip Code)



                                 (305) 593-9667
              (Registrant's telephone number, including area code)


                                 Not applicable
             (Former name, former address, and former fiscal year,
                         if changed since last report)

Item 2.  Acquisition or Disposition of Assets.

     On December 19, 1997, Peoples Telephone Company, Inc. (the "Company") entered into an Asset Purchase Agreement ("Agreement") with Talton Holdings, Inc. ("Talton"), pursuant to which the Company agreed to sell, and Talton agreed to purchase, the operating assets of the Company's inmate phone division (the "Inmate Division") for an initial purchase price of $10,625,000 (the "Initial Purchase Price") plus additional contingent consideration described below. A copy of the Agreement is being filed as Exhibit 2 to this Current Report on Form 8-K. The transaction was also consummated on December 19, 1997.

     The Initial Purchase Price was paid in cash at closing. The contingent consideration price is payable within 18 months after the closing based upon a formula which generally provides for the sharing of (a) incremental profits from revenue increases on certain contracts sold to Talton pursuant to the Agreement and (b) profits resulting from Talton's closing on pending bids initiated by the Company which result in new contracts. The purchase price was determined pursuant to arms-length negotiations between the Company and Talton.

     The Company expects to report a gain on the disposition in its 1997 fourth quarter results. The proceeds from the transaction will be applied to the purchase of pay telephone assets from Indiana Telcom Corporation, Inc. ("Indiana Telcom"), described in Item 5 below.

Item 5. Other Events.

     On December 15, 1997, the Company announced that it had reached a definitive agreement to acquire the pay telephone assets of Indiana Telcom for a cash purchase price of approximately $11,200,000, subject to adjustment for the actual number of phones acquired. Indiana Telcom, based in Indianapolis, Indiana, operates approximately 2,600 public pay telephones, located primarily in Indiana and adjacent Midwestern states. The transaction is anticipated to be completed in January of 1998.

     Statements in this Form 8-K relating to matters that are not historical facts are forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of Peoples Telephone Company, Inc. to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such known and unknown risks, uncertainties and other factors include, but are not limited to, the following: (i) the impact of competition especially in a deregulated environment (including the ability of the Company to implement higher market-based rates for local coin calls); (ii) uncertainties with respect to the implementation and effect of the Telecommunications Act of 1996 including any new rule making by the Federal Communications Commission ("FCC") or litigation which may seek to modify or overturn the FCC's orders implementing such act or portions thereof;
(iii) the ongoing ability of the Company to deploy its public pay phones in favorable locations, (iv) the Company's ability to continue to implement operational improvements, and (v) the ability of the Company to efficiently integrate acquisitions of other telecommunications companies. Such factors and others are set forth in greater detail in the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other Current Reports on Form 8-K filed with the Securities and Exchange Commission.

Item 7.  Financial Statements and Exhibits

     (a)  Financial statements of business acquired.

          Not required

     (b)  Pro forma financial information.

          The required pro forma financial information (unaudited) with respect to sale set forth in Item 2 above is attached hereto as Exhibit 99 and is incorporated herein by reference.

     (c)  Exhibits.

          2. Asset Purchase Agreement dated December 19, 1997 by and between Peoples Telephone Company, Inc. and Talton Holdings, Inc. The Company hereby agrees to furnish supplementally any omitted schedules described in such agreement to the Securities and Exchange Commission upon request.

          99. Pro forma financial statements reflecting divestment of the Inmate Division.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized, as of December 30, 1997.


                                      PEOPLES TELEPHONE COMPANY, INC.


Date: December 30, 1997               By: /s/ William A. Baum
                                      William A. Baum
                                      Chief Financial Officer